                                                                       Exhibit 4


                         Form of Subscription Agreement

                             SUBSCRIPTION AGREEMENT

International Meta Systems, Inc.
100 North Sepulveda Boulevard
Sixth Floor
El Segundo, California 91403
USA

Paragon Capital Management LLC,
  as Placement Agent
P.O. Box 309
Ugland House
South Church Street
George Town
Grand Cayman
Cayman Islands
British West Indies

Dear Sirs:

     The undersigned (hereinafter the "Purchaser"), pursuant to an offering (the "Offering") of securities pursuant to a Confidential Private Placement Memorandum (the "Memorandum") dated March 4, 1996: (a) hereby subscribes for the number of shares of common stock, par value $0.0001 per share (the "Shares") of International Meta Systems, Inc., a Delaware corporation (the "Company"), at a purchase price of $1.00 per Share, and for the aggregate purchase price set for in Section 4(b) hereof (the "Purchase Price"), payable to the Company, subject to the terms and conditions of this Subscription Agreement, and (b) requests that such Shares be registered in the name set forth below. All references to Dollars herein are to lawful currency of the United States of America.

     1. THE PURCHASER HEREBY ACKNOWLEDGES, REPRESENTS AND AGREES THAT:

     (a) The Purchaser understands and acknowledges that the Shares have not been and, subject to paragraph 1(d) below, will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act") or any other applicable securities law, and may not be offered, sold, transferred, pledged, hypothecated or otherwise disposed of unless either registered pursuant to, or in a transaction exempt from registration under, the Securities Act or any other applicable securities law.

     (b) (i) The Purchaser is an "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act (an "Accredited Investor") that is purchasing for its own account or that is a bank (as defined in Section

3(a)(2) under the Securities Act) or a savings and loan association or other institution (as described in Section 3(a)(5)(A) under the Securities Act) that is purchasing as a fiduciary for the account of one or more institutional investors (each an "institutional account") or (ii) the Purchaser is an Accredited Investor other than a bank (as so defined) or a savings and loan association or other institutions (as so described) that is purchasing for one or more institutional accounts, each of which is an Accredited Investor. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of purchasing the Shares. The Purchaser is aware that the Purchaser (or any institutional account) may be required to bear the economic risk of an investment in each Share for an indefinite period of time, and the Purchaser (or such institutional account) is able to bear such risk for an indefinite period.

     (c) The Purchaser is purchasing the Shares for the Purchaser's own account, or for one or more institutional accounts for which the Purchaser is acting as a fiduciary or agent, in a minimum amount of $100,000 for each such account, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof, subject to the disposition of the Purchaser's property or the property of such institutional account or accounts being at all times within the Purchaser's or their control and subject to the Purchaser's or their ability to resell such Shares pursuant to an exemption from registration available under the Securities Act. The Purchaser agree on the Purchaser's own behalf and on behalf of any institutional account for which the Purchaser is purchasing Shares to offer, sell or otherwise transfer such Shares only in minimum amounts of $100,000 and, prior to the date which is three years after the later of the original issue date of such Shares and the last date on which the Company or any affiliate of the Company was the beneficial owner of such Shares (or any predecessor of such Shares), only (i) to the Company, (ii) pursuant to a registration statement which has been declared effective under the Securities Act or (iii) pursuant to an exemption from the registration requirements of the Securities Act as confirmed in an opinion of counsel satisfactory to the Company, provided however, that the Company agrees that it will not require opinions of counsel for transactions made pursuant to Rule 144 or for transactions by and between non-U.S. Persons (as defined in U.S. securities laws) except in unusual circumstances, subject in each of the foregoing cases to any requirement of law that the disposition of the Purchaser's property or of the property of such investor account or accounts be at all times within the Purchaser's control. In order to effectuate the foregoing restrictions on resales and other transfers of the Shares, if any resale or other transfer is proposed to be made (other than to the Company or pursuant to an effective registration statement) prior to three years after the later of the original issue date and the last date on which the Company or any affiliate of the Company was the beneficial owner of any such Shares (or any predecessor of such Shares) (i)(A) the Purchaser shall deliver to the Company's transfer agent a Transferor Representation Statement substantially in the form of Annex "A" hereto, in the case of a transfer proposed to be made in compliance with an exemption from the registration requirements of the Securities Act and
(B) the transferee shall deliver to the Company's transfer agent a Transferee Representation Statement, substantially in the form of Annex "B" hereto, in the case of a transfer proposed to be made in compliance with an exemption from the registration requirements of the Securities Act, or (ii) the Purchaser shall provide the Company with an opinion of counsel satisfactory to the Company to ensure compliance with the provisions of the Securities Act.

     (d) The Purchaser acknowledges that the Purchaser will have the benefit of certain registration rights with respect to the Shares, as described in Annex "C" hereto, and in the Memorandum under the heading "Description of the Company's Securities."

     (e) The Purchaser acknowledges that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations or warranties made by the Purchaser are no longer accurate, the Purchaser shall promptly notify the Company. If the Purchaser is acquiring any Shares as a fiduciary or agent for one or more institutional accounts, the Purchaser represents that the Purchaser has sole investment discretion with respect to each such account and that the Purchaser has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.

     (f) The Purchaser shall deliver the Purchase Price in cash to the account of the Company at Chemical Bank, London Branch, Account No. 187819-001. All checks shall be made payable to "International Meta Systems, Inc." For purposes of the delivery of the Purchase Price only, the terms of this Subscription Agreement shall govern and shall supersede the terms set forth in the Memorandum.

     (g) The Purchaser has been furnished and has carefully read the Memorandum relating to the securities offered thereby and the documents and other materials which are exhibits thereto or enclosed therewith or otherwise supplied to the Purchaser, and understands the risks and other considerations relating to a purchase of the securities, including the risks set forth under the Section captioned "Risk Factors" in the Memorandum, which is incorporated herein by this reference.

     (h) The principal amount of the securities subscribed for by the Purchaser as set forth herein does not exceed ten percent (10%) of the Purchaser's net worth. The Purchaser shall provide the Company such documentation as the Company shall reasonably request to establish the foregoing representation.

     (i) The Purchaser has either a pre-existing personal or business relationship with the Company and its officers, directors and controlling persons or by reason of the Purchaser's business or financial expertise has the capacity to protect the Purchaser's own interest in connection with this transaction.

     (j) The Purchaser has reached the age of majority (if an individual) according to the laws of the country in which the Purchaser resides and has adequate means of providing for the Purchaser's current needs and possible personal contingencies and has need for only limited liquidity of this investment. The Purchaser's commitment to liquid investments is reasonable in relation to the Purchaser's net worth.

     (k) The Purchaser is not relying on the Memorandum or the references to any legal opinion in the Memorandum with respect to the tax and other economic considerations relating to this investment. In regard to such considerations, the Purchaser relied on the advice of, or has consulted with, the Purchaser's own personal tax, investment or other advisors.

     (l) No oral or written representations have been made or oral or written information furnished to the Purchaser in connection with the Offering of the securities that are in any way inconsistent with the information stated in the Memorandum.

     (m) If the Purchaser is a corporation, the Purchaser is duly and validly organized, validly existing and in good tax and corporate standing as a corporation under the laws of the jurisdiction of its incorporation with full power and authority to purchase the securities to be purchased by it and to execute and deliver this Subscription Agreement.

     (n) If the Purchaser is a partnership, the representations, warranties, agreements and understandings set forth above are true with respect to all partners in the Purchaser (and if any such partner is itself a partnership, all persons holding an interest in such partnership, directly or indirectly, including through one or more partnerships), and the person executing this Subscription Agreement has made due inquiry to determine the truthfulness of the representations and warranties made hereby.

     (o) If the Purchaser is purchasing in a representative or fiduciary capacity, the above representations and warranties shall be deemed to have been made on behalf of the person or persons for whom the Purchaser is so purchasing.

     (p) Within five (5) days after receipt of a request from the Company, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

     (q) The Purchaser or the Purchaser's professional adviser, if any, has been granted the opportunity to conduct a full and fair examination of the records, documents and files of the Company, to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of this offering, the Company and its business and prospects, and to obtain any additional information which the Purchaser or the Purchaser's professional adviser deems necessary to verify the accuracy of the information received.

     (f) The securities were not offered to the Purchaser through an advertisement in printed media of general and regular circulation, radio or television.

     (s) The Purchaser has relied completely on the advice of, or has consulted with, the Purchaser's own personal tax, investment, legal or other advisors and has not relied on the Company or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Securities Act, except to the extent such advisors shall be deemed to be as such.

     2. THE PURCHASER IS AWARE THAT:

     (a) An investment in the Company involves certain risks, including the potential loss by the Purchaser of interest on the Purchaser's investment herein, and the Purchaser has taken full cognizance of and understand all of the risk factors related to the purchase of the securities, including, but not limited to, those set forth in the Memorandum. The Purchaser recognizes that the Memorandum does not purport to contain all the information which would be contained in a registration statement under the Securities Act.

     (b) No governmental agency has passed upon the securities or made any finding or determination as to the fairness of this transaction.

     (c) There is currently a limited market for the Company's securities and that such market may not be sustained at the time the Purchaser intends to resell the Shares or at any time in the future. Although it is contemplated that the securities may be registered, there can be no assurance that any registration statement will ever be filed with respect to such securities, or, even if filed, that it will become effective. Therefore, the Purchaser may bear the economic risk of the Purchaser's investment for an indefinite period of time.

     (d) The Company has full right in its sole direction to accept or reject the Purchaser's subscription, provided that, if the Company decides to reject such subscription, the Company must do so promptly and in writing. In the case of rejection, any cash payments and copies of all executed Subscription Documents will be promptly returned (without interest or deduction in the case of cash payments). In the case of acceptance, ownership of the number of securities being purchased hereby will pass to the Purchaser upon issuance of the securities subscribed for, as further described in the Memorandum. The securities subscribed for by the Purchaser may be apportioned as set forth in the Memorandum under the caption "Terms of the Offering."

     (e) Further, the Purchaser agrees to pay a separate fee (the "Fee") paid to and solely for the account of Paragon Capital Management LLC (the "Placement Agent") of $0.055 per Share, pursuant to the terms of a separate agreement between the Purchaser and the Placement Agent in accordance with the terms and conditions of this Subscription Agreement. In no event shall the Fee be attributed to the purchase price for the Shares or entitle the Purchaser to acquire any additional Shares other than the number of Shares set forth in Section 4(b) hereof, in accordance with the terms and conditions of this Subscription Agreement.

     3. THE PURCHASER HEREBY AGREES:

     (a) To indemnify and hold harmless the Company as well as the officers, directors, partners, attorneys, accountants and affiliates of any thereof and each other person, if any, who controls any thereof, within the meaning of
Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any allegedly false representation or warranty or breach of or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein or in any other document furnished by the Purchaser to any of the foregoing in connection with this transaction; provided, however that in no event shall the indemnity under this Subsection 3(a) exceed the Purchase Price paid by the Purchaser.

     (b) That, subject to the provisions of any applicable governmental securities laws providing for the refund of subscription amounts submitted by the Purchaser, if applicable, the subscription hereunder is irrevocable and that the Purchaser is not entitled to cancel, terminate or revoke this Subscription Agreement and that this Subscription Agreement shall survive the Purchaser's death or disability of and shall be binding upon and inures to the Purchaser's benefit, and the Purchaser's executors, administrators, successors, legal representatives and assigns. If the Purchaser is more than one person, the Purchaser's obligations hereunder shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and each such person's heirs, executors, administrators, successors, legal representatives and assigns.

     (c) Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

     (d) Any notice, demand or other communication which any party hereto may be required or may elect go give anyone interested hereunder shall be sufficiently given if: (a) deposited, postage prepaid, in a United States mail box, stamped registered or certified mail, return receipt requested, and addressed, in the case of the Company, to the address given in the preamble hereof, and, if to the Purchaser, to the address set forth hereinafter; or (b) delivered personally at such address.

     (e) This Subscription Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and there are no representations, warranties, covenants or other agreements except as stated or referred to herein.

     (f) Each provision of this Subscription Agreement is intended to be severable from every other provision and the invalidity or illegality of the remainder hereof.

     (g) This Subscription Agreement is not transferable or assignable by the Purchaser.

     (h) This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of California, United States of America.

     (i) This Subscription Agreement may not be assigned by the Purchaser without the prior written consent of the Company, and may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the Company and the Purchaser.

     (j) This Subscription Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.

     4. SUBSCRIPTION INFORMATION:

     (a) The Purchaser hereby subscribes for Shares in the amounts, and tenders payment in cash in consideration therefor, as further set forth below. Please make checks delivered in respect of subscriptions hereunder payable to "International Meta Systems, Inc." The Closing of the Subscription Agreement shall take place only upon delivery of the Purchase Price against the Shares, and the acceptance by the Company of this Subscription Agreement in accordance with the terms and conditions set forth in the Memorandum.

     (b) Number of Shares subscribed for: _______________________
         __________ Shares against payment in cash in the amount of $____________, representing $1.00 per Share.

     (c) If the Shares hereby subscribed for are to be owned by more than one person in any manner, the Purchaser understands and agrees that all of the co-owners of such Shares must sign this Subscription Agreement.

     IN WITNESS WHEREOF, the undersigned Purchaser does represent and certify under penalty of perjury that the foregoing statements are true and correct and that the Purchaser has by the following signature(s) executed this Subscription Agreement this_____ day of__________________, 1996, at_________________________


                                            ___________________________________
                                            Name of Purchaser

                                            ___________________________________
                                            Signature of Purchaser

                                            ___________________________________
                                            Name of Co-Purchaser (if any)

                                            ___________________________________
                                            Signature of Co-Purchaser (if any)


SUBSCRIPTION RECEIVED AND ACCEPTED at El Segundo, California.

INTERNATIONAL META SYSTEMS, INC.

By:   __________________________            Date: _______________, 1996
      George W. Smith, President

                               TYPE OF OWNERSHIP
                                  (Check One)

___________    Individual (One signature required)

___________    Joint Tenants with Right of Survivorship (Both parties must sign)

___________    Tenants in Common (Both parties must sign)

___________    Community Property (One signature required if interest held in one name, i.e., managing spouse, two signatures required if interest held in both names)

___________    Trust

___________    Corporation

___________    Partnership

           _____________________________________________________________________
           Please print here the exact name (registration) Purchaser desires for securities

                                 SIGNATURE PAGE
                           FOR INDIVIDUAL PURCHASERS


PURCHASER #1                             PURCHASER #2

_____________________________________    ______________________________________
Signature                                Signature

_____________________________________    ______________________________________
Social Security Number                   Social Security Number

_____________________________________    ______________________________________
Print or Type Name                       Print or Type Name


Residence Address and                    Residence Address and
Telephone Number:                        Telephone Number:

_____________________________________    ______________________________________

_____________________________________    ______________________________________

_____________________________________    ______________________________________

_____________________________________    ______________________________________


Executed at:                             Executed at:

_____________________________________    ______________________________________
                City                                     City

_____________________________________    ______________________________________
               State                                    State

this _______ day of __________, 19__.    this _______ day of ___________, 19__.


                    Mailing Address and Telephone Number,
                               if different:

              __________________________________________________

              __________________________________________________

                                 SIGNATURE PAGE
                            FOR CORPORATE PURCHASERS

________________________________________________________________________________
Name of corporation (please print or type)


By______________________________________________________________________________
  (Signature of authorized agent)


Name of Authorized Agent and Title______________________________________________

Taxpayer Identification No.:____________________________________________________


Address and Telephone Number of Principal Corporate Offices:

                ___________________________________________________

                ___________________________________________________

                ___________________________________________________

                ___________________________________________________


Mailing Address and Telephone Number, if different:

                ___________________________________________________

                ___________________________________________________

                ___________________________________________________

                ___________________________________________________


Executed at ___________, __________, ___________ this ___ of ____________, 19__.
                City        State      Country

                                 SIGNATURE PAGE
                           FOR PARTNERSHIP PURCHASERS

______________________________________________________________________________
Name of partnership (please print or type)

By ___________________________________________________________________________
     Signature of general partner

By ___________________________________________________________________________
     Name of General Partner (please print or type)

By ___________________________________________________________________________
     Signature of additional general partner
     (if required by Partnership Agreement)

By ___________________________________________________________________________
     Name of General Partner (please print or type)


Taxpayer Identification No.: _________________________________________________

Principal Business Address and Telephone Number: _____________________________

______________________________________________________________________________

______________________________________________________________________________

Mailing Address and Telephone Number, if different: __________________________

______________________________________________________________________________

Attention: ___________________________________________________________________

Executed at: ________, ________, ___________ this ___ of ______________, 19___,
               City     State     Country

                                 SIGNATURE PAGE
                              FOR TRUST PURCHASES

________________________________________________________________________________
Name of Trust (please print or type)

________________________________________________________________________________
Name of Trustee (please print or type)

________________________________________________________________________________
Date Trust was formed

By:_____________________________________________________________________________
     Trustee's Signature

Taxpayer Identification No.:____________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Executed at ___________, __________, ___________ this ____ of __________, 19___.
               City        State       Country

                                        Annex A

                            TRANSFEROR REPRESENTATION STATEMENT

TRANSFEROR     :        _____________________________

TRANSFEREE     :        _____________________________

COMPANY        :        International Meta Systems, Inc.

STOCK          :        Common Stock

AMOUNT         :        _______ shares (the "Shares")

PRICE          :        _______

DATE           :        _______________________

     In connection with the transfer of the above-listed Shares, the Transferor represents and warrants to the Company as follows:

     5. Transferor understands that the transfer of the Shares contemplated hereby is being made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, of the United States of America (the "Securities Act").

     6. Transferor did not engage in any directed selling efforts (as defined in the United States securities laws) in connection with this transfer of Shares.

          A directed selling effort is any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States (U.S.) for any of the Shares being offered. Directed selling efforts include, but are not limited to the placement of an advertisement, other than in strict compliance with U.S. law, or foreign law, in a publication with a general circulation in the United States that refers to the offering of securities being made.

     7. If Transferor is a dealer (as defined in Section 2(12) of the Securities Act), or other person receiving a selling concession, fee, or other remuneration in respect of the Shares, and the transfer of Shares contemplated hereby is made to a known dealer, or other person receiving a selling concession, fee, or other remuneration in respect of the Shares, then the Transferor affirms that Transferor has sent Transferee a notice that these Shares can only be offered and sold pursuant to a registration statement or exemption available under the Securities Act.


                                       TRANSFEROR:



                                       ________________________________________

                                    Annex B

                      TRANSFEREE REPRESENTATION STATEMENT

TRANSFEROR     :    _____________________________________

TRANSFEREE     :    _____________________________________

COMPANY        :    International Meta Systems, Inc.

STOCK          :    Common Stock

AMOUNT         :    ___________ shares (the "Shares")

PRICE          :    ___________

DATE           :    ________________________________

     In connection with the transfer of the above-listed Shares, the Transferee represents and warrants to the Company as follows:

     8. Transferee understands that the Shares have not been registered pursuant to Section 5 of the Securities Act of 1933, as amended, of the United States of America (the "Securities Act"), in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D of the Securities and Exchange Commission.

     9. Transferee understands that securities acquired overseas may be resold in the United States (U.S.) only if they are registered under the Securities Act or an exemption from registration is available.

     10. Transferee is purchasing the Shares for its own account, or for one or more institutional accounts for which Transferee is acting as a fiduciary or agent, in a minimum amount of US$100,000 for each such account, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof, subject to the disposition of Transferee's property or the property of such institutional account or accounts being at all times within Transferee's or their control and subject to Transferee's or their ability to resell such Shares pursuant to an exemption from registration available under the Securities Act. Transferee agrees on its own behalf and on behalf of any institutional account for which Transferee is purchasing Shares to offer, sell or otherwise transfer such Shares only in minimum amounts of US$100,000 and, prior to the date which is three years after the later of the original issue of such Shares and the last date on which the Company or any affiliate of the Company was the beneficial owner of the Shares.

(or any predecessor of such Shares), only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act or (c) pursuant to an exemption from the registration requirements of the Securities Act as confirmed in an opinion of counsel satisfactory to the Company, provided however, that the Company agrees that it will not require opinions of counsel for transactions made pursuant to Rule 144 or for transactions by and between non-U.S. Persons (as defined in U.S. securities laws) except in unusual circumstances, subject in each of the foregoing cases to any requirement of law that the disposition of its property or of the property of such investor account or accounts be at all times within Transferees control. In order to effectuate the foregoing restrictions on resales and other transfers of the Shares, if any resale or other transfer is proposed to be made (other than to the Company or pursuant to an effective registration statement) prior to three years after the later of the original issue date and the last date on which the Company or any affiliate of the Company was the beneficial owner of any such Shares (or any predecessor of such Shares) (a)(i) Transferee shall deliver to the Company's transfer agent a Transferor Representation Statement substantially in the form of Annex A attached to the subscription agreement entered into in connection with the original purchase of the Shares in the case of a transfer proposed to be made in compliance with an exemption from the registration requirements of the Securities Act and (ii) the recipient of the Shares shall deliver to the Company's transfer agent a Transferee Representation Statement substantially in the form of Annex B attached to the subscription agreement entered into in connection with the original purchase of the Shares in the case of a transfer proposed to be made in compliance with an exemption from the registration requirements of the Securities Act, or (b) Transferee shall provide the Company with an opinion of counsel satisfactory to the Company to ensure compliance with the provisions of the Securities Act.

     11. Transferee acknowledges that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations or warranties made by Transferee are no longer accurate, Transferee shall promptly notify the Company. If Transferee is acquiring any Shares as a fiduciary or agent for one or more institutional accounts, Transferee represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.

     12. Transferee acknowledges that Transferor, not the Company, is transferring these Shares and that any information Transferee may have received in connection with this transaction was provided to Transferee by Transferor, for benefit of Transferor, and not by or for the Company. Transferee further acknowledges that the sale of these Shares was negotiated, at arm's length, between the Transferor and the Transferee, without any assistance from the Company.

     13. Transferee authorizes the Company and his agents to place, on each certificate for shares which he may acquire, a legend stating that such Shares has not been registered under the Act or any U.S. state securities law and setting forth the aforementioned restrictions on transfer.

                                                 TRANSFEREE:


                                                 ___________________________

                                    Annex C

                              REGISTRATION RIGHTS

     The following registration rights are granted to the Purchasers of the Shares in the Offering. Any terms not defined hereunder shall have the same meaning as in the Memorandum.

     1. DEMAND REGISTRATIONS, (a) GENERAL. (i) Since the Company has received $2,000,000 is payment for the Shares issued pursuant to the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated January 26, 1996, between the Company and Paragon, if, on or before April 15, 1996, the Company has received an additional $2,000,000 from the sale of up to an additional 8,000,000 Shares pursuant to the offering of Shares under the terms and conditions provided in the Memorandum, then, during the period commencing July 31, 1996 and terminating April 30, 1998 (the "Demand Registration Period"), Paragon and the holders purchasing in the Offering shall have the right, upon the written request of the holders of no less than twenty-five percent (25%) of the aggregate of the Shares and the shares of Common Stock purchased pursuant to the Offering (the "PP Shares"), that the Company effect two registrations of the Shares and the PP Shares (collectively, the "Registrable Shares"), under and pursuant to the Securities Act, owned by such holders and specifying the intended method of disposition thereof. The Company shall give prompt written notice (in any event within ten (10) business days after its receipt of notice of any exercise of a Demand Registration) to the other holders of Registrable Shares of its intention to effect such a registration and shall use its best efforts to include in such registration all of the Registrable Shares with respect to which the Company receives from any of such holders a written request for inclusion therein within fifteen (15) days after the stockholder's receipt of the Company's notice, which request shall specify the number of the Registrable Shares to be disposed of by the requesting holder and the intended method of disposition thereof. All registrations requested pursuant to this
Section 1.1(a) are referred to herein as "Demand Registrations."

     (b) NUMBER OF DEMAND REGISTRATIONS. Subject to the provisions of Section 1(a), the holders of the Registrable Shares shall be entitled, collectively, to request two Demand Registration during the Demand Registration Period. Transferees of the Registrable Shares, other than such persons who shall have been issued the Registrable Shares pursuant to the terms of this Agreement, shall have the right to participate in any such registration statement and shall be entitled to exercise any of the rights provided for in this Section 1.

     (c) REGISTRATION OF OTHER SECURITIES. Whenever the Company shall effect a Demand Registration pursuant to Section 1(a) in connection with an underwritten offering by the holders of the Registrable Shares, no securities other than the Registrable Shares shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised the Company in writing that the inclusion of such other securities would not adversely affect such offering or (ii) such holders of Registrable Shares to be registered therein shall have consented in writing to the inclusion of such other securities.

     (d) REGISTRATION STATEMENT FORM. Demand Registration shall be effected as soon as practicable following receipt of the holder's written request and shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and shall be acceptable to the requesting holder and
(ii) as shall permit the disposition of such Registrable Shares in accordance with the intended method or methods of disposition specified in the request for such registration. The Company agrees to include in any such registration statement all information that, in the opinion of counsel to the holder so requesting registration, or counsel to the Company, is required to be included.

     (e) PRIORITY ON DEMAND REGISTRATIONS. In the event that the managing underwriters of a requested Demand Registration advises the Company in writing that in their opinion the number of Registrable Shares proposed to be included in any such registration exceeds the number of securities which can be sold in such offering, the Company shall include in such registration only the number of Registrable Shares (PRO RATA in accordance with the number of Registrable
Shares requested by each holder to be included in such registration) which in the opinion of such underwriters can be sold.

     (f) PERMITTED INTERRUPTIONS. The Company may postpone (such postponement is referred to herein as a "Permitted Interruption") for a reasonable period of time (not to exceed ninety (90) days, which may not thereafter be extended) the filing or the effectiveness of a registration statement for a Demand Registration if, at the time it receives a request for such registration: (i) the Company is engaged in any active program for repurchase of Common Stock that is registered under the Securities Act and furnishes an Officer's Certificate to that effect, (ii) the Company is conducting or about to conduct an offering of Common Stock and the Company is advised by the investment banker engaged by the Company to manage such offering that such offering would be affected adversely by the registration so demanded and the Company furnishes an Officer's Certificate to that effect, or (iii) the board of directors of the Company shall determine in good faith that such offering will interfere with a pending or contemplated financing, merger, acquisition, sale of assets, recapitalization or other corporate action of the Company and the Company furnishes an Officer's Certificate to that effect; PROVIDED, HOWEVER, that the Company may not utilize the right mor than once in any twelve (12) month period. After such Permitted Interruption the Company shall effect registration as promptly as practicable without further request unless such request has been withdrawn.

     (g) SELECTION OF UNDERWRITERS. The holder of Registrable Shares requesting registration shall have the right to select such investment banker(s) as shall be reasonably acceptable to the Company to administer the offering for which a Demand Registration is requested. Such holder(s) shall, in their sole discretion, negotiate the terms of the underwriters' fees and expenses, the underwriting discounts and commissions and the transfer taxes to be paid by such holder.

     2. PIGGYBACK REGISTRATIONS. (a) GENERAL. Whenever the Company proposes to register any shares of Common Stock under the Securities Act (other than a registration on Exchange Act Form 10 or solely for shares to issued in connection with any employee benefit plan or a merger, consolidation or other business combination registered on Form S-4, or any successor form thereto) and the registration form to be used may be used for the registration of Registrable Shares (a "Piggyback Registration"), the Company shall give prompt written notice (in any event within ten (10) business days after its receipt of notice of any exercise of other registration rights) to the holder of Registrable Shares of its intention to effect such a registration and shall use its best efforts to include in such registration all of the Registrable Shares with respect to which the Company receives from any of such holders a written request for inclusion therein within fifteen (15) days after the stockholder's receipt of the Company's notice, which request shall specify the number of the Registrable Shares to be disposed of by the requesting holder and the intended method of disposition thereof. If the Company elects, prior to effectiveness, not to proceed with a primary registration of its Common Stock, it shall not be obligated to register any Registrable Shares.

     (b) PRIORITY ON PRIMARY REGISTRATION. If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriter(s) of such offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can reasonably be sold in such offering, then the Company shall include in such registration (i) first, the securities that the Company proposes to sell, (ii) second, the Registrable Shares, along with the shares of the Company shareholders who have rights to participate in such registration, which rights were in existence prior to the date of this Agreement, which request to be included therein (PRO RATA in accordance with the number of Registrable Shares, and other shares having the right to participate in the registration, as are requested by each holder to be included in such registration), and (iii) third, other securities requested to be included in such registration. If the managing underwriter of such offering subsequently advises the Company in writing that the number of securities which can be sold exceeds the number of securities included in the offering, the Company shall include in the registration, first, the securities that the Company proposes to sell and second, such Registrable Shares that the holder(s) had originally requested to be included in the registration and third, such other securities originally proposed for inclusion in such registration.

     (c) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities other than the holder(s) of Registrable Shares and the managing underwriter(s) of such offering advise the Company in writing that in their opinion the number of securities to be included in such registration exceeds the number which can reasonably be sold in such offering then the Company shall include in such registration (i) first, if such registration is being made on behalf of other stockholders of the Company exercising demand registration rights, then the securities so requested to be included therein in accordance with such demand registration rights, (ii) second, the Registrable Shares requested to be included in such registration (PRO RATA in accordance with the number of Registrable Shares requested by each holder to be included in such registration) and (iii) third, other securities requested to be included in such registration. If the managing underwriter of such offering subsequently advises the Company in writing that the number of securities which can be sold exceeds the number of securities included in the offering, the Company shall include in the registration such additional securities that (i) first, the holder(s) of Registrable Shares had originally requested be included in the registration and (ii) second, others had originally proposed to include in the registration.

     (d) OTHER REGISTRATION. If: (i) the Company has previously filed a registration statement with respect to any Registrable Shares pursuant to
Section 1(a) or 2(b) and (ii) such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effective any other registration of any its equity securities of securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or S-4 or any successor form), whether on its own behalf or as the request of any holder of such securities, until a period of at least three (3) months has elapsed from the effective date of such previous registration.

     (e) PIGGYBACK NOT A DEMAND REGISTRATION. Should a holder's participation in a registration be pursuant to a Piggyback Registration in connection with:
(i) an underwritten primary registration on behalf of the Company as described in Section 2(b) or (ii) an underwritten secondary registration on behalf of holders of the Company securities other than holder(s) of Registrable Shares as described in Section 2(c), then such participation shall not constitute a Demand Registration for purposes of determining the number of Demand Registrations to which holders of Registrable Shares are entitled pursuant to
Section 1(b).

     3. EXPENSES OF DEMAND REGISTRATION. (a) All expenses allocable to the registration of securities of the holder(s) to be registered pursuant to a Demand Registration, other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to a Demand Registration, including (without limitation) all registration, filing and qualification fees, printer's and accounting fees, fees and disbursements of counsel for the Company shall be borne equally and on a current basis by the Company and the holders of the Registrable Shares; PROVIDED, HOWEVER, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to a Demand Registration if the registration request is subsequently withdrawn at the request of the holders of a majority of the Registrable Shares to be registered (in which case all participating holders shall bear such expenses), unless the holders of a majority of the Registrable Shares agree to forfeit their right to one demand registration pursuant to a Demand Registration PROVIDED, FURTHER, HOWEVER, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to a Demand Registration.

     (b) PAYMENT OF EXPENSES BY THE HOLDER(S). In addition to the expenses referenced in subsection 3(a), the Holder(s) shall pay the underwriters' fees and expenses, the underwriters' discount and commission and the commissions and fees, if any, payable in respect of selling brokers, dealer managers or similar securities industry professionals, fees and expenses of holder's counsel, and transfer taxes allocable to the registration of the Holder(s) securities so included in any Demand or Piggyback Registration pursuant to this Agreement.

     4. EXPENSES OF PIGGYBACK REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Shares with respect to the registrations pursuant to a Piggyback Registration for each Holder (which right may be assigned), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, but excluding underwriter discounts and commissions relating to the Registrable Shares.

     5. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Shares pursuant to this Section 4.8 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 500,000 shares of the Shares or the PP Shares (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalization), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of Registrable Shares held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Shares by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

6. LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the outstanding Registrable Shares, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 4.8 of the Stock Purchase Agreement unless under the terms of such agreement such holder or prospective holder may include such securities in any such registration only to the extent that the including of such securities will not reduce the amount of the Registrable Shares of the holders which is included, or (b) to make a demand registration which could result in such registration statement being declared effective within one hundred twenty (120) days of the effective date of any registration effected pursuant to a Demand Registration by the holders.